As filed with the Securities and Exchange Commission on April 15, 2022
Registration No. 333-261055

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACE Convergence Acquisition Corp.*
(Exact Name of Registrant as Specified in Its Charter)
Cayman Islands* (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)
1013 Centre Road, Suite 403S
Wilmington, DE 19805
Telephone: (302) 633-2102
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Behrooz Abdi
Chief Executive Officer
c/o ACE Convergence Acquisition Corp.
1013 Centre Road, Suite 403S
Wilmington, DE 19805
Telephone: (302) 633-2102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301 (650) 470-4500	Ryan J. Maierson Thomas G. Brandt Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 (713) 546-5400	Patrick H. Shannon Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000 Washington, D.C. 20004 (202) 637-2200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination described in the enclosed proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

*
Prior to the consummation of the Merger described herein, the Registrant intends to effect a deregistration under Article 206 of the Cayman Islands Companies Act (as amended) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by ACE Convergence Acquisition Corp. (after its domestication as a corporation incorporated in the State of Delaware), the continuing entity following the Domestication, which will be renamed “Tempo Automation Holdings, Inc.”

Explanatory Note
ACE Convergence Acquisition Corp. has prepared this Amendment No. 3 (this “Amendment No. 3”) to its registration statement on Form S-4, as amended, as most recently filed with the U.S. Securities and Exchange Commission on March 17, 2022 (the “Registration Statement”), solely for the purpose of filing or refiling certain exhibits and making corresponding updates to Item 21 of the Registration Statement. This Amendment No. 3 does not modify any provision of the preliminary proxy statement/prospectus that forms Part I of the Registration Statement and, accordingly, such preliminary proxy statement/prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of directors and officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. ACE’s amended and restated memorandum and articles of association provided for indemnification of ACE’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.
ACE has entered into agreements with ACE’s officers and directors to provide contractual indemnification in addition to the indemnification provided for in ACE’s amended and restated memorandum and articles of association. ACE has purchased a policy of directors’ and officers’ liability insurance that insures ACE’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against ACE’s obligations to indemnify ACE’s officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, ACE has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.   Exhibits and Financial Statements Schedules.
(a)
Exhibits.

Exhibit	Description
2.1+	Agreement and Plan of Merger, dated as of October 13, 2021, by and among the Registrant, ACE Convergence Subsidiary Corp. and Tempo Automation, Inc., as amended from time to time (included as Annex A to the proxy statement/prospectus).
2.2+**	Plan of Domestication, dated as of , 2022.
3.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (included as Annex I to the proxy statement/prospectus).
3.2	Form of Certificate of Incorporation of Tempo Automation Holdings, Inc., to become effective upon completion of the Domestication (included as Annex J to the proxy statement/prospectus).
3.3	Form of By-Laws of Tempo Automation Holdings, Inc., to become effective upon completion of the Domestication (included as Annex K to the proxy statement/prospectus).
4.1(2)	Specimen Warrant Certificate of ACE Convergence Acquisition Corp.
4.2(1)	Warrant Agreement, dated July 27, 2020, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.
4.3**	Form of Certificate of Corporate Domestication of Tempo Automation Holdings, Inc.
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
8.1**	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1(3)	Promissory Note, dated May 28, 2020, issued to ACE Convergence Acquisition LLC.
10.2(1)	Letter Agreement, dated July 27, 2020, among the Registrant, the Registrant’s directors and officers and ACE Convergence Acquisition LLC.

Exhibit	Description
10.3(1)	Investment Management Trust Agreement, dated July 27, 2020, between Continental Stock Transfer & Trust Company, as trustee, and the Registrant.
10.4	Amendment No. 1 to the Investment Management Trust Agreement, dated as of January 25, 2022, by and between the Registrant and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on January 26, 2022).
10.5(1)	Registration Rights Agreement, dated July 27, 2020, among the Registrant, ACE Convergence Acquisition LLC and certain security holders.
10.6(1)	Sponsor Warrants Purchase Agreement, dated July 27, 2020, between the Registrant and ACE Convergence Acquisition LLC.
10.7(1)	Administrative Services Agreement, dated July 27, 2020, between the Registrant and ACE Convergence Acquisition LLC.
10.8	Sponsor Support Agreement, dated October 13, 2021, by and among ACE Convergence Acquisition LLC, the Registrant, certain of ACE’s directors, officers and initial shareholders and their permitted transferees, and Tempo Automation, Inc. (included as Annex B to the proxy statement/prospectus).
10.9	Tempo Holders Support Agreement, dated October 13, 2021, by and among the Registrant, Tempo Automation, Inc. and certain stockholders of Tempo Automation, Inc. (included as Annex C to the proxy statement/prospectus).
10.10	Form of PIPE Common Stock Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto (included as Annex E to the proxy statement/prospectus).
10.11	Subscription Agreement, dated as of January 18, 2022, by and among ACE Convergence Acquisition Corp., Tempo Automation, Inc., OCM Tempo Holdings, LLC and Tor Asia Credit Opportunity Master Fund II LP (included as Annex F to the proxy statement/prospectus).
10.12	Form of Backstop Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto (included as Annex G to the proxy statement/prospectus).
10.13	Form of Amended and Restated Registration Rights Agreement by and among the Registrant, ACE Convergence Acquisition LLC, the other parties to the Sponsor Support Agreement and certain former stockholders of Tempo Automation, Inc. (included as Annex D to the proxy statement/prospectus).
10.14	Form of Lock-Up Agreement by and between the Registrant, ACE Convergence Acquisition LLC and certain former stockholders of Tempo Automation, Inc. and Compass AC Holdings, Inc. party thereto (included as Annex H to the proxy statement/prospectus).
10.15	Form of Tempo Automation Holdings, Inc. 2022 Incentive Award Plan (included as Annex L to the proxy statement/prospectus).
10.16	Form of Tempo Automation Holdings, Inc. 2022 Employee Stock Purchase Plan (included as Annex M to the proxy statement/prospectus).
10.17**	Form of Indemnification Agreement of Tempo Automation Holdings, Inc.
10.18(1)	Indemnity Agreement, dated July 27, 2020, between the Registrant and Behrooz Abdi.
10.19(1)	Indemnity Agreement, dated July 27, 2020, between the Registrant and Sunny Siu.
10.20(1)	Indemnity Agreement, dated July 27, 2020, between the Registrant and Denis Tse.
10.21(1)	Indemnity Agreement, dated July 27, 2020, between the Registrant and Minyoung Park.
10.22(1)	Indemnity Agreement, dated July 27, 2020, between the Registrant and Kenneth Klein.
10.23(1)	Indemnity Agreement, dated July 27, 2020, between the Registrant and Omid Tahernia.
10.24(1)	Indemnity Agreement, dated July 27, 2020, between the Registrant and Ryan Benton.
10.25(1)	Indemnity Agreement, dated July 27, 2020, between the Registrant and Raquel Chmielewski.

Exhibit	Description
10.26+**	Offer Letter, dated March 10, 2021, between Tempo Automation, Inc. and Joy Weiss.
10.27+**	Offer Letter, dated June 9, 2020, between Tempo Automation, Inc. and Ryan Benton.
10.28	Convertible Promissory Note, dated as of January 13, 2022, by and between the Registrant and ACE Convergence Acquisition LLC (incorporated by reference to ACE Convergence Acquisition Corp.’s Current Report on Form 8-K filed on January 18, 2022).
10.29	Letter Agreement, dated as of January 18, 2022, by and among the Registrant, Tempo Automation, Inc. and OCM Tempo Holdings, LLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on January 20, 2022)
10.30	Information Rights and Confidentiality Agreement, dated as of January 18, 2022, by and among the Registrant, Tempo Automation, Inc. and Tor Asia Credit Opportunity Master Fund II LP (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed on January 20, 2022)
10.31	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed on January 20, 2022)
10.32	Letter Agreement, dated as of January 18, 2022, by and among the Registrant, Tempo Automation, Inc. and ACE SO3 SPV Limited (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed on January 20, 2022)
10.33**	Letter Agreement, dated as of March 16, 2022, by and among the Registrant, Tempo Automation, Inc. and ACE SO3 SPV Limited
10.34**	Form of Amended and Restated PIPE Common Stock Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto
10.35**	Securities Purchase Agreement, dated as of March 16, 2022, by and among the Registrant, Tempo Automation, Inc. and ACE SO3 SPV Limited
10.36**	Form of Unsecured Subordinated Convertible Note
10.37**	Common Stock Purchase Agreement, dated as of March 16, 2022, by and between the Registrant and CF Principal Investments LLC
10.38**	Registration Rights Agreement, dated as of March 16, 2022, by and between the Registrant and CF Principal Investments LLC
21.1**	List of Subsidiaries of Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of BDO USA, LLP.
23.3	Consent of Grant Thornton LLP.
23.4	Consent of Holthouse Carlin & Van Trigt LLP.
23.5**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page of this Registration Statement)
99.1**	Form of Proxy Card for the Registrant’s Extraordinary General Meeting.
99.2**	Consent of Joy Weiss to be named as a director.
99.3**	Consent of Behrooz Abdi to be named as a director.
99.4**	Consent of Jacqueline Schneider to be named as a director.
99.5**	Consent of Matthew Granade to be named as a director.
99.6**	Consent of Meena Srinivasan to be named as a director.
99.7**	Consent of Arnold Brown to be named as a director.
107**	Filing Fee Table.

**
Previously filed.

+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

(1)
Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 31, 2020.

(2)
Incorporated by reference to Exhibit 4.3 filed with the Form S-1 filed by the Registrant on July 10, 2020.

(3)
Incorporated by reference to Exhibit 10.1 filed with the Amendment to the Form S-1 filed by the Registrant on July 6, 2020.

Item 22.   Undertakings.
1.
The undersigned Registrant hereby undertakes:

A.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

B.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

C.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4.
The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

5.
The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

6.
The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 15th day of April, 2022.
ACE CONVERGENCE ACQUISITION CORP.
By:	/s/ Behrooz Abdi
Name: Behrooz Abdi
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Behrooz Abdi Behrooz Abdi	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 15, 2022
* Minyoung Park	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2022
* Denis Tse	Secretary and Director	April 15, 2022
* Kenneth Klein	Director	April 15, 2022
* Omid Tahernia	Director	April 15, 2022
* Ryan Benton	Director	April 15, 2022
* Raquel Chmielewski	Director	April 15, 2022
*By: /s/ Behrooz Abdi

     Behrooz Abdi
     Attorney-in-fact